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EXHIBIT (23)






                        CONSENT OF INDEPENDENT AUDITORS





      We consent to the incorporation by reference in this Annual Report (Form 10-K) of TRINOVA Corporation of our report dated January 22, 1997, included in
Exhibit 13 to Form 10-K.

      Our audits also included the financial statement schedule of TRINOVA Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      We also consent to the incorporation by reference in Registration Statement No. 333-1709 on Form S-3 and Post-Effective Amendment No. 2 to Registration Statement No. 33-9127 on Form S-3 both dated March 14, 1996, and in the related Prospectus dated March 20, 1996; Registration Statement No. 33-19555 on Form S-3 dated January 15, 1988, and in the related Prospectus; Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989; Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989; Registration Statement No. 33-54059 on Form S-8 dated June 10, 1994; and Registration Statement No. 33-55399 on Form S-8 dated September 8, 1994, of our report dated January 22, 1997, with respect to the financial statements of TRINOVA Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of TRINOVA Corporation.





                                          /S/ ERNST & YOUNG LLP



Toledo, Ohio
March 10, 1997